UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 29, 2018
Date of Report (Date of earliest event reported)

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52825	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

1350 Independence St., Suite 300 Lakewood, CO	80215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 736-2442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Forward Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to, the Company entering into management and/or licensing agreements, acquiring direct interests in cannabis businesses, or providing cannabis compliance services to third parties. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

 Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements

On October 15, 2018, STWC Holdings, Inc., a Colorado corporation dba Strainwise® (herein referred to as "we," "our," "us," "STWC" and the "Company") entered into an Executive Employment Agreement (the "Phillips Employment Agreement") with Erin Phillips ("Ms. Phillips"). Pursuant to the Phillips Employment Agreement, Ms. Phillips agreed to continue to serve as the Company's CEO for a term commencing on October 15, 2018 and continuing until terminated by either party. The Company acknowledged that Ms. Phillips had $165,000 deferred compensation as of July 31, 2018 and Ms. Phillips agreed to continue to defer payment until November 1, 2018. Ms. Phillips will receive a base salary of $180,000 per year. If the Agreement is terminated by Ms. Phillips with "good reason" or by the Company without "cause," Ms. Phillips will be entitled to severance pay equal to $500,000 plus her base salary for twelve months. The Phillips Employment Agreement otherwise contains standard terms and conditions.

On October 15, 2018, the Company entered into an Employment Agreement (the "Kotzker Employment Agreement") with Jay Kotzker ("Mr. Kotzker"). Pursuant to the Employment Agreement, Mr. Kotzker agreed to continue to serve as the Company's general counsel for a term commencing on October 15, 2018 and continuing until terminated by either party. The Company acknowledged that Mr. Kotzker had $43,750 deferred compensation as of September 15, 2018 and $1,571.27 in unpaid expenses. Mr. Kotzker will receive a base salary of $150,000 per year. If the Agreement is terminated by the Company without "cause," Mr. Kotzker shall be entitled to severance pay equal to four months' salary. The Kotzker Employment Agreement otherwise contains standard terms and conditions.

On October 18, 2018, the Company entered into an Employment Agreement (the "SPhillips Employment Agreement") with Shawn Phillips ("Mr. Phillips"). Pursuant to the Employment Agreement, Mr. Phillips agreed to serve as the Company's Senior Business Development Strategist for a term commencing on October 18, 2018 and continuing until terminated by either party. Mr. Phillips will receive a base salary of $96,000 per year. If the Agreement is terminated by the Company without "cause," Mr. Phillips shall be entitled to severance pay equal to three months' salary. During the term of the Agreement, Mr. Phillips shall receive a vehicle stipend in the amount of $800 per month.  The SPhillips Employment Agreement otherwise contains standard terms and conditions.

Shawn Phillips Exchange Agreement

On October 15, 2018, the Company entered into an Exchange Agreement (the "Exchange Agreement") with Shawn Phillips ("Mr. Phillips"), pursuant to which the Company issued Mr. Phillips 2,012,539 shares of the Company's Common Stock ("Common Stock") in exchange for $344,006.26 of debt owed to Mr. Phillips (the "Exchange"). The Exchange agreement otherwise contains standard terms and conditions.

Richland Fund Purchase Agreement

On August 29, 2018, the Company entered into a Note Purchase and Security Agreement (the "Purchase Agreement") with Richland Fund, LLC., a Delaware limited liability company ("Richland"). Pursuant to the Agreement, Richland agreed to purchase Convertible Promissory Notes of the Company (collectively, the "Notes"), in the aggregate principal amount of $225,000, funded in three tranches, (i) $100,000.00 (the "First Note"), (ii) $67,000.00 (the "Second Note"), and (iii) the balance of $58,000.00 (the "Third Note"). The Notes bear 12% interest per annum, with the last payment under the Notes due January 15, 2020. The Notes are secured by all assets of the Company and guarantees from Shawn and Erin Phillips.  The Notes may be prepaid without penalty with 30 days' advance notice to Richland.

The Notes are convertible into common stock of the Company. The conversion price will be  equal to the lower of (i) $0.15 cents per share (ii) or the average of the closing bid price of the Company's common stock taken over the three trading days prior to conversion or (iii) upon any issuance by the Company of common stock, or a security that is convertible into common stock, at a price lower than a net receipt to the Company of $0.15 per share, at such price that shall be at the same discount ratio as on the Funding Date. The conversion price of the Notes will be further subject to proportional adjustment for stock splits, reverse stock splits or combinations of shares, stock dividends, and the like. There are penalties for failure to timely deliver conversion shares.

In addition to the Notes, the Company also issued Richland warrants to purchase 100,000 shares of the Company's common stock. Richland exercised the warrants on October 3, 2018 for $18,000.

Pursuant to the Agreement, the Company's Board of Directors will adopt resolutions approving formation of a subsidiary company (the "Subsidiary"). It is the Company's intent that of the 3,000,000 shares of the Subsidiary's outstanding stock, 1,000,000 shares will be issued to Richland and 2,000,000 shares will be distributed to the shareholders of the Company on a pro rata basis. Until distribution to the other shareholders, the Company will hold 2,000,000 shares of the Subsidiary for voting purposes. The Company has yet to determine what assets will be held in the Subsidiary.

The Purchase Agreement, Notes and warrants each contained standard representations and warranties.

HiLife Creative Binding Term Sheet

On September 5, 2018, the Company entered into a Binding Term Sheet (the "BTS") with Michael Hornbeck ("Hornbeck") for the acquisition of a minority interest in a new joint-venture entity (the "JV Entity") that will hold the intellectual property assets related to HiLife Creative (et. al.) ("HiLife"). Pursuant to the BTS, the Company agreed to pay $120,000.00 overall consideration, payable as follows:

●	$25,000 within twenty-four (24) hours of execution of the BTS,
●	$25,000 on or before November 1, 2018.
●	500,000 shares of common stock in STWC
●	500,000 common share purchase warrants

The Company will separately assume responsibility for $70,000.00 of HiLife's debt and obligations.  STWC will also assume approximately $70,000.00 in debt owned by Hornbeck to various creditors.  The $70,000.00 assumed by STWC will be paid to Hornbeck or his assigns pursuant to a yet to be executed promissory note with a maturity date of January 31, 2019.

The JV Entity will be 51% owned by STWC and 49% by Michael Hornbeck or assign(s). Notwithstanding the foregoing, Hornbeck will retain all control of the resulting JV Entity. A Board of Directors for the JV Entity will be appointed reflecting said control, inclusive of a STWC representative. STWC will facilitate a to be determined sales, administrative, office and support staff role. Mr. Hornbeck will manage all day to day operational activities and decision making of the JV Entity. For services rendered to the JV Entity, Hornbeck will be eligible to draw a salary of $6,000.00 a month in addition to his pro rata distributions from the JV Entity, upon approval of the Board of Directors. Mr. Hornbeck, and/or assigns, agrees that any future vendor relationships brought under the proposed umbrella of STWC/HiLife ventures will be compensated by way of (i) their pro rata share of the agreed upon earnings and (ii) equity consideration conveyed from Hornbeck's holdings at his election.

The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the agreements above discussed, which are included herewith as Exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in Item 1.01 regarding the Company's assumption of debt for HiLife and Hornbeck.

Item 3.02 Unregistered Sales of Equity Securities

Please see the discussion in Item 1.01 regarding the Company's issuance of securities to Ms. Phillips, Mr. Phillips, Mr. Kotzker, Richland, and Hornbeck, which were all issued pursuant to Section 4(a)(2) of the Securities Act.

Regulation D Offering

On or around October 18, 2018, the Company completed a private offering to accredited investors (the "Offering") in accordance with Regulation D under the Securities Act of 1933 ("Securities Act"). The Offering consisted of 3,416,000 shares of the Company's Common Stock at a price per share of $0.20, for offering proceeds of $683,200. All securities sold in the Offering were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Warrants

On October 15, 2018, the Company issued warrants to purchase 1,900,000 shares of its common stock to three individuals in exchange for services, respectively. The warrants all carry two year terms and an exercise price of $0.16 per share. Forty percent of each warrant may be exercised pursuant to a cashless exercise formula. The warrants otherwise contain standard terms and conditions. These warrants were issued pursuant to Section 4(a)(2) of the Securities Act.

Warrant Exchange

From approximately September 24, 2018 to October 16, 2018, the Company issued a total of 161,500 shares of its common stock for $24,225 resulting from the exercise of outstanding warrants with an exercise price of $0.15 per share. These shares were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Please see the discussion in Item 1.01 regarding the Company's Employment Agreement with Ms. Phillips.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Employment Agreement with Erin Phillips
99.2	Employment Agreement with Jay Kotzker
99.3	Employment Agreement with Shawn Phillips
99.4	Exchange agreement with Shawn Phillips
99.5	Richland Transactional Documents
99.6	Binding Term Sheet with Michael Hornbeck
99.7	Illa Warrant
99.8	Kotzker Warrant
99.9	Yunker Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: October 19, 2018	By:	/s/ Erin Phillips
Erin Phillips, CEO